Exhibit 99.1

PHARMACYTE BIOTECH, INC.

SUPPLEMENT DATED JUNE 4, 2021 TO DEFINITIVE PROXY STATEMENT DATED MAY 5, 2021

FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 16, 2021

This supplement, dated June 4, 2021 (the “Supplement”), amends and supplements our proxy statement (“Proxy Statement”) filed with the Securities and Exchange Commission as an exhibit to our Current Report on Form 8-K on May 5, 2021 regarding the 2021 Annual Meeting of Shareholders (“Annual Meeting”) of PharmaCyte Biotech, Inc. (“Company”). As a reminder, the Company’s Annual Meeting will be held virtually at https://www.virtualshareholdermeeting.com/PMCB2021 on Wednesday, June 16, 2021 at 11:00 a.m., Pacific Daylight Time. This Supplement is being filed as an exhibit to our Current Report on Form 8-K filed June 4, 2021.

Except as amended or supplemented by this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting.

The purpose of this Supplement is to update the Proxy Statement regarding “What constitutes a quorum?”. Under the Company’s Amendment No. 3 to the Bylaws filed as an exhibit to our Current Report on Form 8-K filed June 4, 2021, (“Bylaws”), the holders of one-third of the outstanding shares of common stock as of the record date for the Annual Meeting are needed to constitute a quorum, permitting the Annual Meeting to conduct its business. As of the record date, there were 2,385,125,674 shares of common stock outstanding. Thus, the presence of holders representing at least 795,041,892 shares will be required to establish a quorum.

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” included in the Proxy Statement are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.